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EXHIBIT 23.1

                     INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated May 7, 2002 in the Registration Statement on Form SB-2 of Mac Filmworks, Inc. dated October 4, 2002.

We also consent to the references to us under the heading "Experts" in such Document.

October 4, 2002


/s/ MALONE & BAILEY, PLLC
Malone & Bailey, PLLC

www.malone-bailey.com
Houston, Texas